CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of J.P. Morgan Exchange-Traded Fund Trust of our reports dated August 22, 2025, relating to the financial statements and financial highlights for the funds constituting J.P. Morgan Exchange-Traded Fund Trust listed in Appendix A, which appear in J.P. Morgan Exchange-Traded Fund Trust’s Certified Shareholder Report on Form N-CSR for the year ended June 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 20, 2025

Appendix A

JPMorgan Active Growth ETF

JPMorgan Active Small Cap Value ETF

JPMorgan Active Value ETF

JPMorgan Equity Focus ETF

JPMorgan Equity Premium Income ETF

JPMorgan Fundamental Data Science Large Core ETF

JPMorgan Fundamental Data Science Large Value ETF

JPMorgan Fundamental Data Science Mid Core ETF

JPMorgan Fundamental Data Science Small Core ETF

JPMorgan Nasdaq Equity Premium Income ETF

JPMorgan Small & Mid Cap Enhanced Equity ETF

JPMorgan U.S. Research Enhanced Large Cap ETF

JPMorgan U.S. Tech Leaders ETF